UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 16, 2011
(Date of earliest event reported)

THE BUREAU OF NATIONAL AFFAIRS, INC.
(Exact name of registrant as specified in its charter)

Delaware	2-28286	53-0040540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 South Bell Street, Arlington, Virginia 22202
(Address of principal executive offices including Zip Code)

(703) 341-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐   Written Communications pursuant Rule 425 under the Securities Act (17 CFR230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders was held April 16, 2011.  A proxy statement pursuant to Rule 14a was distributed to all stockholders in connection with the meeting.

 The following individuals were elected as members of the Corporation's Board of Directors for the ensuing year:  Paul A. Blakely, Cynthia J. Bolbach, Eunice F. Lin, Gerald S. Hobbs, Marcia P. Kaplan, George J. Korphage, Gregory C. McCaffery, Darren P. McKewen, Jonathan Newcomb, Ellen Taus, Daniel W. Toohey, David M. Victor, and Paul N. Wojcik.

The following table provides pertinent statistical data on the election for directors.  As of the record date of March 19, 2011, there were 10,231,343 Class A shares outstanding. The total number of shares voted was 7,491,773.

Stockholder Candidates:
Nominee	Shares Voted For

Paul N. Wojcik	5,327,057
Gregory C. McCaffery	4,732,459
George J. Korphage	4,561,696
Darren P. McKewen	4,356,980
Marcia P. Kaplan	3,903,571
Cynthia J. Bolbach	3,840,863
David M. Victor	3,697,934
Eunice F. Lin	3,503,407
Paul A. Blakely	3,423,065

Neil R. Froemming	2,739,517

Independent Candidates:
Nominee	Shares Voted For

Ellen Taus	4,273,975
Daniel W. Toohey	4,184,243
Jonathan Newcomb	4,080,552
Gerald Hobbs	3,994,305

By the following vote, the shareholders approved an advisory vote on compensation paid to named executive officers:

For:	5,655,611
Against:	999,943
Abstain:	431,725

By the following vote, the shareholders voted, on an advisory basis, to hold future advisory votes on executive compensation on an annual basis:

Annualy:	6,130,388
Every 2 years:	302,996
Every 3 years:	394,399
Abstain:	271,150

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bureau of National Affairs, Inc.
(Registrant)

Date: April 20, 2011	By:	/s/Paul N. Wojcik
Paul N. Wojcik
Chairman of the Board and Chief Executive Officer